Exhibit 10.33

*TEXT OMITTED AND FILED SEPARATELY
Confidential Treatment Requested
Under 17 C.F.R. Section 200.80(B)(4), 200.83 and
240.24b-2

FedEx Contract No. 06-0636

PROFESSIONAL SERVICES AGREEMENT

THIS PROFESSIONAL SERVICES AGREEMENT (the “Agreement”) is made and entered into as of the 29th day of August, 2005 (the “Effective Date”), by and between FEDEX CORPORATE SERVICES, INC. (“FedEx”), and TIME AMERICA, INC. (the “Contractor”).

RECITALS

1.             FedEx desires to engage Contractor to perform the services described in this Agreement.

2.             Contractor is willing and able to perform the services for FedEx in accordance with the terms and conditions of this Agreement.

FOR AND IN CONSIDERATION of the mutual covenants contained in this Agreement, FedEx and Contractor (the “Parties”) agree as follows:

ARTICLE 1

SCOPE OF WORK

Section 1.01. Scope of Work.  In consideration of FedEx’s payments under this Agreement, Contractor shall perform in accordance with the terms and conditions of this Agreement the services described in Exhibit A (the “Services”).

Section 1.02.  Orders by Affiliates.  Throughout the Term of the Agreement (as defined in Article 2 herein) and any further extensions thereof, if any, any Affiliate of FedEx shall have the right to make purchases under this Agreement.  For purposes of this provision, the term “Affiliate” shall mean any entity that, directly or indirectly, controls, is controlled by or is under common control with FedEx, where “control” is defined as the ownership of at least fifty percent (50%) of the equity or beneficial interests of such entity, but only for so long as such control exists.  In the event of default by an Affiliate, Contractor shall look solely to the defaulting Affiliate when pursuing any remedies and not to FedEx or any other non-defaulting Affiliate whose rights under the Agreement shall continue uninterrupted in accordance with the terms of this Agreement.

ARTICLE 2

TERM

Section 2.01. Term.

(a)           The term of this Agreement (the “Term”) shall commence as of the date hereof and shall expire when the Services are completed, which shall not be later than May 31, 2008 (the “Completion Date”).

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(b)           FedEx shall have the unlimited right to terminate this Agreement before the Completion Date by giving written notice to Contractor.  In such event, Contractor shall be entitled only to portions of the Fee earned and Reimbursables actually incurred as of the effective date of termination.

ARTICLE 3

COMPENSATION

Section 3.01.  Contractor’s Fee.  For and in consideration of the Services provided in accordance with this Agreement, FedEx shall pay to Contractor a fee (the “Fee”) according to the schedule set forth in Exhibit B.  In no event shall the aggregate amount of Fees payable by FedEx exceed the maximum amount specified in Exhibit B and all Services outlined in Exhibit A shall be completed within such maximum amount.

Section 3.02.  Reimbursable Expenses.

(a)           In addition to the Contractor’s Fee, FedEx shall reimburse Contractor for such reasonable and necessary expenses (“Reimbursables”) incurred by Contractor in the performance of the Services, up to the maximum reimbursable amount specified in Exhibit B.  Any expenses incurred by Contractor in excess of the maximum reimbursable amount shall not be deemed Reimbursables, and no Reimbursables claimed will be payable unless properly documented in accordance with Section 3.03.

(b)           Reimbursables for travel must be authorized by FedEx in advance, and will be paid only in accordance with FedEx’s consultant travel policy, a copy of which policy will be provided to Contractor upon request.

Section 3.03.  Invoices.  Unless otherwise provided, Contractor’s Fee and Reimbursables shall be payable within thirty (30) days of approval by FedEx of invoices rendered by Contractor for Services performed during the preceding invoice period or within forty-five (45) days of invoice date, whichever occurs first.  Each invoice shall be accompanied by full documentation in support of the Fee and Reimbursables invoiced, as well as a time sheet prepared by Contractor and containing a statement of the number of hours expended by Contractor in the performance of the Services.  Each time sheet shall reference the Contract No. of this Agreement.  FedEx shall pay the invoiced amount, less any appropriate deductions, subject to the maximum amounts specified in Exhibit B.  Notwithstanding, no payment by FedEx shall be deemed an acceptance of the Services, and FedEx shall have the right to recover any amounts previously paid in error or to withhold monies from future payments as FedEx deems necessary to protect itself against charges associated with Services not performed in accordance with this Agreement.

Section 3.04.  Payment of Taxes.

(a)           Except as provided in Section 3.04(b) hereof, Contractor shall bill FedEx for, and FedEx shall pay, any and all taxes, excises, duties and assessments whatsoever (including interest and penalties) (“Tax” or if plural, “Taxes”) arising out of the charge for the performance of the Services, in any manner levied, assessed or imposed by any government or subdivision or agency thereof having jurisdiction shall be the sole responsibility and liability of FedEx.  Contractor and FedEx will cooperate in good faith and take such reasonable actions as are practicable to minimize or, if possible, eliminate any such Tax.

(b)           FedEx’s obligations under Section 3.04(a) above shall not extend to any of the following:

(1)           taxes based upon, measured by or with respect to the net or gross income, items of tax preference or minimum tax or excess profits, receipts, capital, franchise, net worth or conduct of business or other similarly-based taxes of Contractor; or

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(2)           amounts (including, but not limited to, interest and penalties) imposed on Contractor that would not have been imposed but for the willful misconduct or gross negligence of Contractor.

(c)           Contractor shall provide FedEx with an invoice separately stating the amount of the charges related to Services and Taxes.  With respect to any Tax which FedEx has assumed responsibility for under this Section 3.04, FedEx shall either (i) pay such Tax directly to the taxing jurisdiction, if permitted by law, (ii) pay such Tax to Contractor in accordance with the payment procedures agreed to by FedEx and Contractor, or (iii) provide to Contractor an exemption certificate or letter stating that the entire charge or some portion of the charge is exempt from any such Tax.  If payment is made in accordance with clause (ii) above, upon written request of FedEx and at the expense of Contractor, Contractor shall provide FedEx with evidence that the Tax has been remitted to the taxing jurisdiction.

(d)           If any Tax for which FedEx has assumed the responsibility for payment pursuant to this Section 3.04 is levied, assessed or imposed upon Contractor, Contractor shall promptly give FedEx notice of such levy, assessment or imposition of which it has notice, whereupon FedEx shall promptly pay and discharge the same or, if permitted by law, shall contest such liability before payment.  If Contractor fails to notify FedEx, FedEx will be relieved of its indemnity obligation under this section with respect to that Tax.

(e)           Upon the written request and at the expense of FedEx, Contractor shall fully cooperate with FedEx in contesting or protesting the validity or application of any such Tax (including, but not limited to, permitting FedEx to proceed in Contractor’s name if required or permitted by law, provided, in each case, that such contest does not involve, or can be separated from, the contest of any Tax or issues unrelated to the transactions described in this Agreement).  FedEx shall also have the right to participate in any contest conducted by Contractor with respect to a Tax or other charge indemnifiable under this Section 3.04, including without limitation, the right to attend conferences with the taxing authority and the right to review submissions to the taxing authority or any court to the extent such contest does not involve, or can be separated from, the contest of any Tax or issues unrelated to the transactions described in this Agreement.  In the event Contractor shall receive a refund of all or any part of such Tax which FedEx has paid and discharged, the amount of such refund shall promptly be remitted to FedEx by Contractor, less any expenses of Contractor associated with contesting the validity or application thereof, not previously reimbursed by FedEx.

Section 3.05. Changes in Services and Compensation.

(a)           FedEx may order extra work or make changes by altering, adding to, or deducting from the Services by entering into a mutually acceptable amendment or change order (“Change Order”) with Contractor.  Services pursuant to a valid Change Order shall be performed subject to the conditions of this Agreement may be amended by mutual agreement in the Change Order or Amendment to this Agreement.

(b)           FedEx also by written instruction to Contractor may propose changes in the Services not involving extra cost and not inconsistent with the purposes of the Services without execution of a Change Order, but otherwise, no extra Services shall be done or changes made unless pursuant to a Change Order, and no claim for an addition to the Fee, an increase in the Maximum Reimbursable Amount, or an extension of the Completion Date shall be valid unless so ordered in a signed Change Order.

(c)           Upon receipt of any written request or proposal for changes from FedEx for changes in the Services or for extra work which would affect the Fee, the Maximum Reimbursable Amount or the Completion Date, as contemplated by Section 3.05(a) above, Contractor shall submit a statement detailing Contractor’s proposal for accomplishing the changes proposed by FedEx and the effect, if any, on the Fee,

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the Maximum Reimbursable Amount and the Completion Date.  If FedEx accepts Contractor’s proposal, a Change Order shall be executed by the parties to effectuate the Services, the Fee, Maximum Reimbursable Amount and Completion Date, as agreed.

ARTICLE 4

CONFIDENTIALITY OF INFORMATION

Section 4.01.  Confidentiality of Information.  Except as otherwise provided in this Agreement, the use and disclosure by one party of the other party’s Confidential Information shall be governed by and subject to the terms and conditions of that certain Mutual Non-Disclosure Agreement between the parties dated May 23, 2003 (the “MNDA”), which is incorporated herein by reference. As used in this Agreement, the term “Confidential Information” shall have the meaning ascribed to the term in the MNDA.  Moreover, if the Expiration Date of the MNDA as stated in Section 5 therein is earlier than the Completion Date of this Agreement, then the Expiration Date of the MNDA shall be extended to coterminate with the term hereof, but the obligations of confidentiality shall continue thereafter in accordance with the terms of the MNDA.

ARTICLE 5

OWNERSHIP OF MATERIALS

Section 5.01.        Ownership of Materials.

(a)           All software, computer programs, specifications, documentation, data and other materials provided or contributed by FedEx in connection with this Agreement and all modifications and enhancements thereto and derivatives thereof are and shall remain the sole and exclusive property of FedEx, and Contractor shall have no right to use or disclose same except solely to the extent permitted hereunder for the benefit of FedEx.

(b)           Except for the Contractor Improvements (hereinafter defined), all software, computer programs, specifications, documentation, reports, data and other materials originated and prepared by Contractor for FedEx pursuant to this Agreement, whether developed solely or jointly by employees of Contractor, or jointly by one or more employees of Contractor with one or more employees of FedEx in the performance of the work pursuant to this Agreement (collectively, the “Deliverables”), shall be the sole and exclusive property of FedEx, free from any claim or retention of rights thereto on the part of Contractor.  Upon the expiration or other termination of this Agreement, Contractor shall deliver to FedEx all copies of any and all Deliverables, including without limitation, as applicable, source codes and documentation relating thereto.  Contractor shall have no right to disclose or use any of such Deliverables for any purpose whatsoever, and Contractor acknowledges that such Deliverables are proprietary to FedEx, having been secretly developed for FedEx for its sole use.  Contractor hereby (i) assigns to FedEx any right now held or hereafter acquired by Contractor in the Deliverables including, but not limited to, any copyright, patent or other statutory or common law protection and (ii) agrees to assist FedEx in every proper way, at FedEx’s expense, to obtain and, from time to time, enforce any copyrights, patents or other statutory or common law protections for the Deliverables, including but not limited to, the execution of all documents necessary for FedEx to apply for and obtain such copyrights, patents and other statutory or common law protections and enforcing the same, together with any assignments thereof to FedEx.  All computer programs and documentation constituting part of the Deliverables originated and developed by Contractor for FedEx under this Agreement are to be considered works made for hire as that term is defined in Section 101 of the Copyright Act (17 U.S.C., Section 101) and are the sole and exclusive property of FedEx.

(c)           All computer programs, products, documentation, and other materials developed and owned by Contractor prior to commencement of this Agreement and furnished to FedEx in the

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performance of its obligations hereunder are and shall remain the sole property of Contractor (the “Pre-Existing Contractor Materials”).  All modifications, enhancements and other improvements to the Pre-Existing Contractor Materials which are developed by Contractor in connection with its performance of the work under this Agreement (except for any newly-developed standalone code, modules, interfaces, or other original works of authorship which are part of the Deliverables), shall be owned solely by Contractor (the “Contractor Improvements”).

(d)           Contractor shall retain all ownership right, title and interest in and to all of Contractor’s ideas, concepts, know-how, skills, methodologies, and techniques, whether possessed by Contractor prior to the commencement of this Agreement or developed or refined by Contractor during the course of performance by Contractor of the work under this Agreement (collectively referred to as “Knowledge Capital”); provided, however, Contractor’s Knowledge Capital shall not include (i) any Confidential Information of FedEx; or (ii) any ideas, concepts, know-how, skills, methodologies, or techniques which (A) are developed solely by FedEx, or (B) are unique to FedEx or its applications (i.e., unique to a FedEx business rule such that it is not capable of use and application by any other customer of Contractor) and are first developed (either solely by Contractor or jointly by Contractor and FedEx) as part of the Deliverables [all of which items in clauses (i) and (ii) of this subsection (d) shall be deemed to be Confidential Information of FedEx and shall be subject to and protected by the provisions of Article 4 of the Agreement].  Nothing herein shall be deemed to grant to Contractor any license or other right to or under any of FedEx’s copyrights, patents, trade secrets, trademarks or other proprietary or intellectual property.

(e)           Contractor hereby grants to FedEx a non-transferable, non-exclusive, perpetual, royalty-free, irrevocable, worldwide (subject to export restrictions for Controlled Information) right and license to use, copy, modify, enhance, and maintain (i) the Pre-Existing Contractor Materials and the Contractor Improvements for FedEx’s internal purposes, and (ii) Contractor’s Knowledge Capital as embodied in, or to the extent necessary for its use of, the Pre-Existing Contractor Materials, the Contractor Improvements and/or the Deliverables solely for FedEx’s internal purposes.  FedEx shall have the right to disclose the Pre-Existing Contractor Materials and the Contractor Improvements to FedEx’s Contractors, contractors and outsourcers who have a need to know, are not competitors of the Contractor  and who have executed a non-disclosure agreement with FedEx that provides no less protection of the Contractor’s Confidential Information than the MNDA.  Notwithstanding anything in this Agreement to the contrary, FedEx shall have no right to make for any third party or sell, rent, assign, lease or maintain any Deliverable, Software or the Prototype.

(f)            Contractor agrees that the obligations stated under this Article 5 shall survive the expiration or earlier termination of this Agreement.

ARTICLE 6

INDEMNIFICATION

Section 6.01.  Contractor’s Indemnification.  Contractor hereby releases and agrees to indemnify and hold harmless FedEx, its officers, agents and employees from any and all liabilities, damages, losses, expenses, demands, suits, or judgments, including all attorneys’ fees, costs, and expenses incidental thereto, for death of or injuries to any person and for the loss of, damage to or destruction of any property in any manner arising out of the negligent or intentional acts or omissions of Contractor, its agents, employees, or subcontractors.  Contractor shall also indemnify FedEx against any liability or payment in connection with federal, state and local taxes or contributions imposed upon or required of FedEx under unemployment insurance, social security, income tax and workers’ compensation statutes with respect to Contractor’s Services.

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Section 6.02.  Infringement Indemnification.  Contractor, at its own expense, shall indemnify, defend and hold harmless FedEx, its directors, officers, employees, and agents (including their respective successors and assigns), against any claims based on an allegation that any deliverables created by Contractor and furnished to FedEx in the performance of the Services, or that the use by, or sale, lease, or license to, FedEx of such deliverables delivered under this Agreement, infringes any United States patent, copyright or other proprietary right, and Contractor shall pay any royalties and other costs related to the settlement of such claim, and the cost and damages, including attorneys’ fees, finally awarded as a result of any suit based on such claim, provided FedEx promptly notifies Contractor in writing of any such claim and gives Contractor authority and such assistance and information as is available to FedEx for the defense of such claim.  Any such assistance or information which is furnished by FedEx at the written request of Contractor shall be at Contractor’s expense.  Notwithstanding, Contractor shall not consent to any injunction decree, judgment, or settlement which would have the effect of imposing an obligation on FedEx without FedEx’s prior written consent. This indemnity obligation of the Contractor shall not apply to any infringement caused by: a) modifications to any deliverable made by FedEx or anyone other than the Contractor unless such modifications were authorized by the Contractor in writing; b) use of the deliverables in combination with any product, software, information or communications technology or other technology not furnished by the Contractor hereunder or approved by the Contractor in writing; c) use of any deliverable after notice from the Contractor that continued use may infringe  the intellectual property rights of others; d) any use of any deliverables after receipt of notice of infringement; or e) any infringement arising out of any information or requirement provided or specified by FedEx.

Section 6.03.  Removal of Restrictions.  If any software, source codes, programming documentation, or other materials furnished by Contractor in the performance of this Agreement, or the use by, or sale, lease or license to, FedEx of any software, source codes, programming documentation or other materials delivered under this Agreement is enjoined as a result of a suit based on any claim of infringement of any patent, copyright or other proprietary right, Contractor shall promptly, at its option, but in no event later than thirty (30) days after FedEx’s use of any materials is so enjoined, either (i) negotiate a license or other agreement with the claimant so that the software, source codes, programming documentation or other materials are no longer subject to such injunction; (ii) modify such materials so that they become non-infringing, provided such modification can be accomplished without materially affecting the performance of the materials (which modification shall further be subject to the prior approval of FedEx); (iii) replace the infringing material with an equivalent non-infringing material of equal performance, characteristic and quality, subject to the prior approval of FedEx; or (iv) refund the Fee and Reimbursables paid by FedEx for the materials so enjoined.

Section 6.04.  Limitation of Liability.  EXCEPT FOR CLAIMS OF FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR WITH RESPECT TO A PARTY’S OBLIGATION OF CONFIDENTIALITY OR INDEMNIFICATION AS PROVIDED IN THIS AGREEMENT, IN NO EVENT SHALL FEDEX OR CONTRACTOR, AND THEIR RESPECTIVE AGENTS, REPRESENTATIVES, AND EMPLOYEES BE LIABLE FOR (1) DAMAGES BASED UPON, ARISING OUT OF, RESULTING FROM OR IN ANY WAY CONNECTED WITH THE PERFORMANCE OR BREACH OF THIS AGREEMENT, ANY DELIVERABLE, OR OTHER ITEMS OR SERVICES IN AN AMOUNT IN EXCESS OF THE MAXIMUM FEE PAID OR DUE TO BE PAID HEREUNDER OR (2) INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST REVENUES OR PROFITS.  THE LIMITATIONS AND EXCLUSIONS IN THIS PARAGRAPH SHALL APPLY TO ALL CLAIMS OF EVERY NATURE, KIND AND DESCRIPTION WHETHER ARISING FROM BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR OTHER TORT.

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ARTICLE 7

WARRANTIES

Section 7.01.  Contractor’s Warranty.

(a)           With respect to the Services, Contractor warrants to FedEx that:

(1)           it shall perform the Services according to the terms and conditions of this Agreement and in conformity with accepted standards of Contractor’s profession;

(2)           all software, source codes, programming documentation and other materials furnished to FedEx under this Agreement do not infringe upon or violate any patent, copyright, trade secret, or any other proprietary right of any third-party;

(3)           all materials furnished and Services performed by Contractor pursuant to this Agreement shall conform to and perform in accordance with FedEx’s requirements as specified in the SOW attached hereto as Exhibit A; and

(4)           all materials furnished under this Agreement shall be free from defects in material and workmanship under normal use and service when properly installed and maintained.

(b)           Contractor shall, at its option, repair or replace any Deliverable that fails to conform to the requirements of this Agreement if Contractor receives notice of the non-conformity from FedEx within ninety (90) days of its delivery by Contractor, which notice shall contain a description of the nature of the non-conformity sufficiently clear for the Contractor to identify the problems alleged to exist and to reproduce any errors or failure of the Deliverable.  In the event a Deliverable is not capable of repair or replacement, then Contractor shall refund all fees associated with such Deliverable.  Contractor shall not be deemed or held to be obligated or accountable upon or under any warranties or guaranties, express or implied, statutory, by operation of law, or otherwise, in any manner or form, beyond the express warranties set forth in this Article 7 and the remedy specified in this sub-section shall be the exclusive remedy of FedEx for warranty issues. THE PARTIES AGREE THAT ALL IMPLIED WARRANTIES ARE EXCLUDED FROM THIS AGREEMENT INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Section 7.01.  Additional Warranties.  In addition to the warranties set forth above, Contractor also warrants and represents that it has legal title to transfer all materials sold to FedEx pursuant to this Agreement, free and clear of any and all security interest, liens, claims, charges or encumbrances of any nature whatsoever, together with full power and lawful authority to deliver such materials to FedEx.

ARTICLE 8

INSURANCE

Section 8.01.  Contractor’s Insurance.  Contractor will, at its own expense, during the Term of this Agreement, maintain adequate coverage to insure its liabilities under this Agreement, including but not limited to, comprehensive general liability, errors and omissions, fire and theft with extended coverage, and valuable papers insurance, and fidelity bonds covering each of Contractor’s employees.

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ARTICLE 9

RIGHT OF AUDIT

Section 9.01.  FedEx’s Right of Audit.  The Contractor shall keep full and accurate records of all costs incurred and items billed in connection with this Agreement, which records shall be open to audit by FedEx, or any authorized representative of FedEx, during the course of this Agreement and until two (2) years after expiration or earlier termination of this Agreement.

ARTICLE 10

INDEPENDENT CONTRACTOR RELATIONSHIP

Section 10.01. Independent Contractor Relationship. The Parties intend that an independent contractor relationship will be created under this Agreement.  FedEx is interested only in the final performance of Contractor hereunder and the results achieved thereby, and shall not exercise any control over the conduct of the Services or the means of performance thereof.  The employees of Contractor performing the Services shall throughout the Term of this Agreement be deemed employees of Contractor for all purposes, and shall not be deemed to be employees, servants, or agents of FedEx for any purpose.  Accordingly, with respect to Contractor’s employees, Contractor shall have full responsibility for the collection and payment of all federal, state, and local taxes or contributions imposed on Contractor that are required pursuant to unemployment insurance, social security, income taxes, and workers’ compensation statutes.  Contractor shall indemnify and hold harmless FedEx from and against any liability (including taxes, interest, and penalties) resulting from Contractor’s improper or incorrect tax reporting, withholding, remitting, etc., or from Contractor’s failure to file, collect, report or pay any of the above-mentioned employment taxes.

ARTICLE 11

COMPLIANCE WITH LAWS

Section 11.01.      Compliance with Laws.

(a)           Each party agrees that it will comply with all applicable federal, state, and local laws, regulations, and codes in the performance of this Agreement, including any applicable laws regulating the export of Controlled Information.

(b)           Each party agrees to indemnify, defend and hold harmless the other, its officers, directors and employees from and against any and all claims, losses, demands, actions, administrative proceedings, liabilities and judgments, including reasonable attorneys’ fees and expenses, arising from its failure to comply with the provisions of this Article 11.

ARTICLE 12

MISCELLANEOUS

Section 12.01.  Other Vendors.  Subject to FedEx obligations and restrictions imposed by the MNDA, FedEx reserves the right to engage the services of such other contractors and third-party vendors who are not competitors of the Contractor as FedEx deems necessary, and provided that such other contractors and third-party vendors agree to the terms of the MNDA, Contractor agrees to cooperate with any such third parties and to comply with all reasonable requests by FedEx to coordinate its activities with those of such other vendors.

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Section 12.02.  Inspection.  Contractor agrees that, at all times during the Term of this Agreement, FedEx shall have the right to make inspections of the Services performed by Contractor under this Agreement.  Any inspection by FedEx shall be performed so as not to unduly delay Contractor’s performance of the Services.

Section 12.03.  Cooperation and Assumptions.  Notwithstanding any provision of this Agreement to the contrary, Contractor’s performance of this Agreement in a timely manner is subject to the reasonable cooperation of FedEx in providing access to necessary resources, equipment, facilities, approvals and information necessary for the Contractor to perform.

Section 12.04.      Use of FedEx’s Name.  Without FedEx’s prior written approval, Contractor shall not (a) refer to its selection by FedEx in any advertising, publicity release or sales presentation in such a manner as to state or imply that any deliverables or Services provided hereunder are endorsed or preferred by FedEx; (b) use the name, service marks, or trademarks of FedEx or any of its Affiliates; nor (c) release any press releases or other information revealing the existence of the Agreement or its terms and conditions.  As used in this Section 12.04, the term “FedEx” shall include, without limitation, FedEx Corporation and its subsidiaries and affiliates, both direct and indirect.  Except as may be necessary to comply with any reporting requirements under federal or state securities law, Contractor shall not disclose any details of this Agreement to any party except as may be authorized in writing by an authorized officer of FedEx.

Section 12.05.  Section Headings.  All section headings and captions used in this Agreement are purely for convenience or reference only, and shall not affect the interpretation of this Agreement.

Section 12.06.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, and the Parties submit to the jurisdiction of any appropriate court within New York for adjudication of disputes arising from this Agreement.

Section 12.07.  Excused Non-Performance.  Neither party shall be responsible for delays or failures in performance resulting from acts beyond the control of such party.  Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes, or other disasters.

Section 12.08.  Assignment.  Neither this Agreement nor any other obligations of Contractor under this Agreement shall be assignable or delegable by Contractor without the prior written consent of FedEx.  This Agreement shall be binding upon and inure to the benefit of the parties, their respective successors, assigns and legal representatives.

Section 12.09.  Change of Control.  In addition to such other rights as FedEx may have, FedEx shall have the right to immediately terminate this Agreement upon any change in the majority ownership or voting control of the capital stock, business, or assets of Contractor.  Contractor shall promptly notify FedEx in writing of any such change in control of the Contractor.

Section 12.10.  Further Assurances.  Each party agrees that it will take such actions, provide such documents, do such things and provide such further assurances as may reasonably be requested by the other party during the Term of this Agreement.  Contractor agrees to provide to FedEx, from time to time, any other financial information as FedEx may reasonably request to determine Contractor’s ability to perform its obligations under this Agreement.

Section 12.11.  Exhibits.  All exhibits described in this Agreement shall be deemed to be incorporated in and made a part of this Agreement, except that if there is any inconsistency between this Agreement and the provisions of any exhibit the provisions of this Agreement shall control.  Terms used in an exhibit and

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also used in this Agreement shall have the same meaning in the exhibit as in this Agreement.

Section 12.12.  Modification.  Except as otherwise provided, this Agreement shall not be modified except by written agreement signed on behalf of FedEx and the Contractor by their respective authorized officers.

Section 12.13.  Entire Agreement.  This Agreement supersedes all prior understandings, representations, negotiations and correspondence between the parties, constitutes the entire agreement between them with respect to the matters described, and shall not be modified or affected by any course of dealing, course of performance, or usage of trade.

Section 12.14.  Severability.  If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired.

Section 12.15.  Waiver.  The failure of either party at any time to require performance by the other of any provision of this Agreement shall in no way affect that party’s right to enforce such provision, nor shall the waiver by either party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

Section 12.16.  Survival.  The provisions of this Agreement which by their nature extend beyond the expiration or earlier termination of the Agreement will survive and remain in effect until all obligations are satisfied.  Specifically, the Contractor’s obligations to indemnify FedEx shall survive this Agreement.

Section 12.17.  Notices.  Notices given under this Agreement shall be in writing and shall be deemed to have been given and delivered when received, if sent by the United States Mail, certified or registered mail, with postage prepaid and addressed, or sent by way of FedEx Express service:

If to FedEx, to:	Line Haul System Support
FedEx Corporate Services, Inc.
2955 Republican Drive, 2nd Floor
Memphis, Tennessee 38118
Attention: Managing Director - IT

Project & Engineering Support
Federal Express Corporation
3620 Hacks Cross Road Building B 2nd Floor
Memphis, TN 38125
Attention: Managing Director

With copy to:	Managing Director - Legal Technology Transactions
FedEx Corporation
3620 Hacks Cross Road - Building B, Third Floor
Memphis, Tennessee 38125

and if to Contractor:	Time America, Inc.
8840 East Chaparral Road – Suite 100
Scottsdale, Arizona 85250
Attn: Craig Smith, CFO

or to such other address provided to the other party by written notification.

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Section 12.18.  Work at Site.  When working at any of FedEx’s sites, Contractor, its agents, employees and subcontractors will comply with all reasonable safety and security (including, without limitation, data security) requirements of FedEx, including the wearing of identification badges on the site and obtaining the prior consent of FedEx before connecting any hardware or peripheral devices to the FedEx network.  In addition, Contractor acknowledges that it has no expectation of privacy while using FedEx’s information systems and equipment.  The foregoing exception shall not relieve FedEx of any obligations under the MNDA.

Section 12.19. Validity of Agreement.  This Agreement shall not be valid nor binding upon FedEx unless it shall have been executed by an officer of FedEx and approved by its Legal Department.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

FEDEX:	CONTRACTOR:
FEDEX CORPORATE SERVICES, INC.	TIME AMERICA, INC.

By:	By:

Title:	Title:

Printed name:	Printed name:

Date:	Date:

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Exhibit A

to that certain

Professional Services Agreement

between

FedEx Corporate Services, Inc. (“FedEx”) and Time America, Inc. (“Contractor”)

STANDARD SERVICES PRICE LIST AND DESCRIPTIONS

MFG Part #	DESCRIPTION	COST
68-50800	[*]	[*]
68-50800	[*]	[*]
68-32005	[*]	[*]
69-37400	[*]	[*]
68-37100	[*]	[*]
68-37200	[*]	[*]
68-37300	[*]	[*]
68-38000	[*]	[*]
68-37700	[*]	[*]

SPECIFIC SERVICES	DESCRIPTION
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

OTHER SERVICES

1.     Equipment Installation – for the Equipment ordered under the Third Order described in FedEx Amendment No. 06-0037-001 (dated August 29, 2005) shall be provided at a cost of $112,700.00

2.     The fee for other services such as custom software configuration shall be mutually agreed on a per engagement basis pursuant to an amendment to this Agreement.

*    Confidential Treatment Requested

Exhibit B

to that certain

Professional Services Agreement

between

FedEx Corporate Services, Inc. (“FedEx”) and Time America, Inc. (“Contractor”)

INITIAL ORDER AND STATEMENT OF WORK

In accordance with and subject to the terms of the Professional Services Agreement dated August 29, 2005, Contractor agrees to perform the following services on behalf of FedEx:

A.            SOFTWARE CUSTOMIZATION SERVICES (Fee - $87,000.00) – Within ninety (90) days of the Agreement Effective Date, Contractor will configure the Software to provide functional features that:

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A.            TRAINING CLASSES – (Fee - $11,100.00)

Description	Unit	Fee
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*    Confidential Treatment Requested

Exhibit C

to that certain

Professional Services Agreement

between

FedEx Corporate Services, Inc. (“FedEx”) and Time America, Inc. (“Contractor”)

INITIAL FEE, MAXIMUM REIMBURSABLE AMOUNT

AND PAYMENT PROCEDURE

A.            FEE.  FedEx will pay the Contractor in current funds for complete performance of the Services, subject to additions and deductions by Change Order or as otherwise provided in the Agreement, a Fee according to the schedule set forth below:

MILESTONE	DESCRIPTION	FEE
1	Within ten (10) business days of Agreement execution	$43,500.00

2	Upon successful completion of pilot program based upon [*] units of Equipment acquired under Equipment Purchase, License and Services Agreement between the parties dated August , 2005	$43,500.00

3	Upon completion of Training Services	$11,100.00

	TOTAL FEES	$98,100.00

In no event, however, shall the maximum amount of Fees payable by FedEx under the Agreement exceed Ninety-Eight Thousand One Hundred Dollars ($98,100.00) in the aggregate, unless otherwise mutually agreed to in writing by the parties pursuant to a duly executed Change Order.

B.            FEE PAYMENT PROCEDURE.  The Fee is payable in accordance with the following procedure:

Subject to the provisions of Section 3.03 of the Agreement, each applicable portion of the Fee shall be payable by FedEx after receipt and acceptance by FedEx of the applicable corresponding deliverable described in Exhibit A.

C.            MAXIMUM REIMBURSABLE AMOUNT is $16,810.00.

D.            INVOICES shall be submitted by the Contractor to the following address:

Line Haul System Support

FedEx Corporate Services, Inc.

2955 Republican Drive, 2nd Floor

Memphis, Tennessee 38118

Attention:  Managing Director - IT

*    Confidential Treatment Requested

Exhibit D
to that certain
Professional Services Agreement
between
FedEx Corporate Services, Inc. (“FedEx”) and Time America, Inc. (“Contractor”)

CHANGE ORDER FORM

Professional Services Agreement No. 06-0636

Change Order Date:

To Contractor:	Time America, Inc.
8840 East Chaparral Road – Suite 100
Scottsdale, Arizona 85250
Attn: Craig Smith, CFO

As provided in your Professional Services Agreement with FedEx Corporate Services, Inc. dated as of August 29, 2005, the following changes in the Services are made:

This Change Order when signed by the Parties will have the following effect:

a.	Fee:	(increase/decrease/NA)

b.	Maximum Reimbursable Amount:	(increase/decrease/NA)

c.	Completion Date:

This Change Order in no other way alters the terms and conditions of the Professional Services Agreement which are ratified and confirmed other than as amended by this Change Order.

FEDEX CORPORATE SERVICES, INC.

By:

Printed Name:

Title:

Date:

TIME AMERICA, INC.

By:

Printed Name:

Title:

Date:

*    Confidential Treatment Requested